EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Investor Contact	Media Contacts
Jon Levenson	David Haggie/Juliet Tilley
Validus Holdings Limited	Haggie Financial
info@validusre.bm	david@haggie.co.uk
(441) 270-9037	44 207 417 8989
VALIDUS ANNOUNCES SECOND QUARTER NET INCOME OF $70.8 MILLION
AND ANNUALIZED RETURN ON AVERAGE EQUITY OF 22.0%
Earnings Report First Since Initial Public Offering;
Final Quarter Prior to Consolidation of Talbot
Hamilton, Bermuda, August 9, 2007 — Validus Holdings Limited (“Validus”) (NYSE: VR) today reported net income for the quarter ended June 30, 2007 of $70.8 million, or $1.17 per diluted common share, compared with $29.7 million, or $0.51 per diluted common share, for the quarter ended June 30, 2006. Net income for the six months ended June 30, 2007 was $127.5 million, or $2.11 per diluted share, compared with $44.4 million, or $0.76 per diluted share, for the corresponding period in 2006.
Operating income for the second quarter of 2007 was $75.2 million, or $1.24 per diluted share, compared with $29.3 million, or $0.50 per diluted common share, for the quarter ended June 30, 2006. Operating income for the six months ended June 30, 2007 was $128.8 million, or $2.13 per diluted share, compared with $44.5 million, or $0.76 per diluted common share, for the six months ended June 30, 2006.
Operating income, a non-GAAP financial measure, is defined as net income excluding net realized and unrealized gains or losses on investments and foreign exchange gains and losses. Reconciliations of this measure to net income, the most directly comparable GAAP measure, are presented at the end of this release.
The Validus data for 2006 and 2007 refer only to the company prior to its acquisition of Talbot Holdings Ltd. (“Talbot”). As part of this release, the second quarter and six months ended June 30, 2007 results of Talbot will be reported separately. Further, the Validus data do not give effect to the initial public offering of 15,244,888 common shares, which was consummated on July 30, 2007.
Validus second quarter 2007 results
Operating highlights for the second quarter include the following:
•	Gross premiums written increased by 57.6% to $174.3 million;
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

•	Net premiums written increased by 57.5% to $147.5 million;

•	Net premiums earned increased by 100.2% to $133.0 million;

•	Combined ratio of 55.3%;

•	Investment income increased by 49.7% to $19.7 million primarily due to a combination of higher investment balances and higher investment yields;

•	Annualized return on average equity of 22.0%

•	Annualized operating return on average equity of 23.4%
Operating highlights for the first half of the year included the following:
•	Gross premiums written increased by 54.0% to $552.4 million;

•	Net premiums written increased by 48.3% to $494.6 million;

•	Net premiums earned increased by 124.6% to $244.5 million;

•	Combined ratio of 59.5%;

•	Investment income increased by 58.7% to $38.2 million;

•	Annualized return on average equity of 20.3%; and

•	Annualized operating return on average equity of 20.5%
Commenting on the second quarter 2007 results, Ed Noonan, Chairman and Chief Executive Officer of Validus, stated: “We are pleased to report an annualized operating return on average equity in the quarter of 23.4%. Our results in the quarter reflect strong and stable underwriting results, increasing investment income and the broad diversification in our Validus Re portfolio despite industry loss activity in the quarter.”
Underwriting Results
Gross premiums written during the second quarter of 2007 increased by 57.6%, or $63.7 million, to $174.3 million, compared to the second quarter of 2006. The increase in gross premiums written was primarily driven by the property lines which accounted for $156.7 million of the gross premium written. In the three months ended June 30, 2007 the Company wrote additional premium in both U.S. and international property lines as compared to the same period in the prior year as a result of continued attractive pricing.
Net premiums earned for the second quarter of 2007 were $133.0 million compared to $66.5 million for the second quarter of 2006, an increase of $66.5 million or 100.2%. The increase in net premiums earned reflects the increased premiums written in the period and the benefit of earning premiums written in 2006. As the Company did not write premium prior to January 1, 2006, the second quarter of 2006 benefited minimally from the earning of premiums written in prior periods.
The combined ratio decreased to 55.3% from 74.2% in the second quarter of 2006. This decrease was primarily due to a decrease in the Company’s loss ratios for the period. The loss ratios declined as a result of the low level of catastrophic events in the six months ended June 30, 2007, partially offset by losses from the Australian windstorms and flooding in parts of northern England. In addition, the combined ratio was affected by a decrease in the general and
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

administrative expense ratio. This decrease reflects the absence in 2007 of certain start up costs incurred in 2006 and the higher level of earned premiums in the second quarter of 2007.
Gross premiums for the six months ended June 30, 2007 increased 54.0% from the same period of 2006. The increase in gross premiums written was primarily driven by the property and marine lines which accounted for $146.5 million and $40.8 million of the increase, respectively. In the six months ended June 30, 2007 the Company wrote additional U.S. regional and European property premium as compared to the same period in the prior year as a result of being operational for the entire 2006 fiscal year.
The combined ratio decreased to 59.5% in the six months ended June 30, 2007 from 79.7% in the same period of 2006. This decrease was primarily due to a decrease in the Company’s loss ratios for the period. The loss ratios declined as a result of the low level of catastrophic events in the six months ended June 30, 2007, partially offset by losses from windstorm Kyrill, the Australian windstorms and flooding in parts of northern England. In addition, the combined ratio was affected by a decrease in the general and administrative expense ratio. This decrease reflects the absence in 2007 of certain start up costs incurred in 2006 and the higher level of earned premiums in the six months ended June 30, 2007.
Investments
Investment income was $19.7 million, an increase of 49.7%, or $6.6 million, from the second quarter of 2006. We also experienced $0.2 million of net realized losses, compared to $0.4 million of net realized losses in the second quarter of 2006. Net unrealized losses were $6.2 million, compared to $2.9 million of net unrealized losses in the second quarter of 2006.
Investment income for the six months ended June 30, 2007 was $38.2 million, an increase of 58.7%, or $14.1 million, from the six months ended June 30, 2006. We experienced $0.2 million of net realized losses, compared to $0.7 million of net realized losses for the six months ended June 30, 2006. Net unrealized losses were $4.5 million, compared to $6.4 million of net unrealized losses for the six months ended June 30, 2006.
This increased investment income generated in the second quarter and first six months of 2007 principally reflects the positive impact of higher investment balances, and higher investment yields.
Prior to January 1, 2007, the Company’s investments in fixed maturities were classified as available-for-sale and carried at fair value, with related net unrealized gains or losses excluded from earnings and included in shareholders’ equity as a component of accumulated other comprehensive income. Beginning on January 1, 2007, the Company’s investments in fixed maturities were classified as trading and carried at fair value, with related net unrealized gains or losses included in earnings as a result of the adoption of new accounting guidance. The Company believes that accounting for its investment portfolio as trading more closely reflects its investment guidelines. The fair value of investments is based upon quoted market values. The Company recorded $6.2 million and $4.5 million of unrealized losses in the three months and six months ended June 30, 2007 respectively, which was included in earnings. The Company recorded $2.9 million and $6.4 million of unrealized losses in the three months and six months ended June 30, 2006 respectively, which was included in shareholders’ equity as a component of accumulated other comprehensive income.
Finance Expense
Finance expense for the quarter and six months ended June 30, 2007 was $4.0 million and $8.4 million respectively, increasing from $1.0 million and $1.7 million respectively. Interest expense
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

consists of interest due on outstanding debt, the amortization of debt offering expenses and offering discounts and fees relating to the Company’s credit facility. The increase relates primarily to the issuance of junior subordinated debt in the second quarter of 2006.
On June 21, 2007, the Company participated in a private placement of $200 million of junior subordinated deferrable interest debentures due 2037 (the “8.480% Junior Subordinated Deferrable Debentures”). The 8.480% Junior Subordinated Deferrable Debentures mature on June 21, 2037, are redeemable at the Company’s option at par beginning June 21, 2017, and require quarterly interest payments by the Company The proceeds of $200 million from the sale of the 8.480% Junior Subordinated Deferrable Debentures, after the deduction of commissions paid to the placement agents in the transaction and other expenses, were used by the Company for funding in the acquisition of Talbot.
Capitalization and Shareholders’ Equity
Total capitalization at June 30, 2007 was $1.7 billion, including $350 million of junior subordinated deferrable debentures. Total capitalization at December 31, 2006 was $1.3 billion. The increase was primarily due to net income through the first six months of 2007 and the issuance in the second quarter of the 8.480% junior subordinated deferrable debentures.
At June 30, 2007, diluted book value per common share was $21.59 and book value per common share was $22.64, compared to $19.73 and $20.39 respectively, from December 31, 2006. Diluted book value per share is a non-GAAP financial measure. A reconciliation of this measure to shareholders’ equity is presented at the end of this release.
Talbot second quarter 2007 results
On July 2, 2007, Validus announced it completed its acquisition of Talbot Holdings (“Talbot”). The Validus data for 2006 and 2007 therefore refers only to the Company prior to its acquisition of Talbot. As part of this release, the quarter and six months ended June 30, 2007 results of Talbot are presented solely for informational purposes. We have included these results as we believe that security analysts, rating agencies and investors will be able to make use of this historical information for Talbot.
Operating income for Talbot in the second quarter of 2007 was $21.0 million, and net income for the period was $22.5 million. Highlights for the second quarter included the following:
•	Gross premiums written of $202.4 million;

•	Net premiums written of $196.5 million;

•	Net premiums earned of $145.6 million;

•	Combined ratio of 93.2%.
Operating income for the six months ended June 30, 2007 was $41.5 million, and net income for the period was $41.4 million. Highlights for the first half of the year included the following:
•	Gross premiums written of $401.2 million;

•	Net premiums written of $304.3 million;

•	Net premiums earned of $276.4 million;

•	Combined ratio of 92.5%.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Pro Forma Book Value per Share
As previously referenced, the Validus data at June 30, 2007 refer only to the company prior to its July 2, 2007 acquisition of Talbot and do not give effect to the initial public offering of 15,244,888 common shares, which was consummated on July 30, 2007. Assuming the Talbot acquisition and the initial public offering had occurred on June 30, 2007, pro forma diluted book value per share would have been $20.89.
Conference Call
We will host a conference call on Friday August 10, 2007 at 9:00 AM (Eastern) to discuss the second quarter financial results and related matters. The conference call can be accessed via telephone by dialing (877) 407-8031 (toll-free) or (201) 689-8031 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through September 9, 2007 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (international) and entering account number 286 and pass code 250641.
The public may access a live broadcast of the conference call at the “Investors” section of Validus’ website.
This presentation will be available through an audio webcast accessible through the Investor Information section of our website at www.validusre.bm. In addition, a financial supplement relating to our financial results for the quarter ended June 30, 2007 is available in the Investor Information section of our website.
About Validus
Validus Holdings, Ltd. is a provider of reinsurance and insurance, with shareholders’ equity at June 30, 2007 of $1.3 billion. Validus conduct its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183. Validus Re has been assigned a rating of “A-” (“Excellent”) by A.M. Best. For more information about Validus, visit our website at www.validusre.bm.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Balance Sheets
As at June 30, 2007 (unaudited) and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)
Assets
Fixed maturities, at fair value	$1,127,591	$844,857
Short-term investments, at fair value	371,767	531,530
Cash and cash equivalents	314,955	63,643

Total cash and investments	1,814,313	1,440,030

Premiums receivables	376,814	142,408
Deferred acquisition costs	72,518	28,203
Prepaid reinsurance premiums	40,747	8,245
Securities lending collateral	35,194	12,327
Loss reserves recoverable	158	—
Net receivable for investments sold	1,862	—
Accrued investment income	9,355	6,456
Other assets	13,950	8,754

Total assets	$2,364,911	$1,646,423

Liabilities
Unearned premiums	$461,437	$178,824
Reserve for losses and loss expenses	138,132	77,363
Reinsurance balances payables	45,927	7,438
Securities lending payable	35,194	12,327
Net payable for investments purchased	—	12,850
Accounts payable and accrued expenses	10,274	15,098
Debentures payable	350,000	150,000

Total liabilities	1,040,964	453,900

Commitments and contingent liabilities

Shareholders’ equity
Ordinary shares	10,234	10,234
Additional paid-in capital	1,051,947	1,048,025
Accumulated other comprehensive income	—	875
Retained earnings	261,766	133,389

Total shareholders’ equity	1,323,947	1,192,523

Total liabilities and shareholder’ equity	$2,364,911	$1,646,423

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Interim Consolidated Balance Sheets
For the three months and six months ended June 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Gross premiums written	$174,300	$110,574	$552,370	$358,779
Reinsurance premiums ceded	(26,780)	(16,921)	(57,738)	(25,159)

Net premiums written	147,520	93,653	494,632	333,620
Change in unearned premiums	(14,490)	(27,198)	(250,110)	(224,757)

Net premiums earned	133,030	66,455	244,522	108,863
Net investment income	19,742	13,185	38,239	24,097
Net realized losses on investments	(232)	(354)	(186)	(740)
Net unrealized losses on investments	(6,189)	—	(4,546)	—
Foreign exchange gains	2,003	696	3,392	692

Total revenues	148,354	79,982	281,421	132,912

Expenses
Losses and loss expense	42,675	31,144	89,162	55,481
Policy acquisition costs	17,837	8,436	30,056	13,936
General and administrative expenses	13,085	9,733	26,257	17,366
Finance expenses	4,003	978	8,444	1,683
Fair value of warrants issued	—	—	—	77

Total expenses	77,600	50,291	153,919	88,543

Net income	$70,754	$29,691	$127,502	$44,369

Comprehensive income
Unrealized losses arising during the period	—	(3,283)	—	(7,163)
Adjustment for reclassification of losses realized in income	—	354	—	740

Comprehensive income	$70,754	$26,762	$127,502	$37,946

Earnings per share
Weighted average number of common shares and common share equivalents outstanding
Basic	58,482,600	58,482,601	58,482,601	58,471,659
Diluted	60,647,354	58,591,802	60,431,373	58,550,661

Basic earnings per share	$1.21	$0.51	$2.18	$0.76

Diluted earnings per share	$1.17	$0.51	$2.11	$0.76

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Cautionary Note Regarding Forward-Looking Statements
All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. This report may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the reinsurance market; 5) our limited operating history; 6) adequacy of our loss reserves; 7) continued availability of capital and financing; 8) retention of key personnel; 9) competition; 10) potential loss of business from one or more major reinsurance brokers; 11) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 12) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 13) the integration of Talbot Holdings, Ltd., or other businesses we may acquire; 14) acts of terrorism or outbreak of war; and 15) availability of retrocessional coverage.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors beginning on page 16 of our Registration Statement on Form S-1 (SEC File No. 333-139989) (the “Registration Statement”). Any forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing operating income (loss), annualized operating return on average equity and diluted book value per share that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Operating Income and Annualized Operating Return on Average Equity”. Annualized operating return on average equity is presented in the section below entitled “Operating Income and Annualized Operating Return on Average Equity”. A reconciliation of diluted book value per share to book value per share, the most comparable U.S. GAAP financial measure, is presented in the section below entitled “Diluted Book Value Per Share”.
Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Operating Income and Annualized Operating Return on Average Equity
For the three months and six months ended June 30, 2007 and 2006
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$70,754	$29,691	$127,502	$44,369

Adjustment for net realized losses on investments	232	354	186	740
Adjustment for net unrealized losses on investments	6,189	—	4,546	—
Fair value of warrants issued	—	—	—	77
Adjustment for foreign exchange gains	(2,003)	(696)	(3,392)	(692)

Operating income	$75,172	$29,349	$128,842	$44,494

Net income per share — diluted	$1.17	$0.51	$2.11	$0.76

Adjustment for net realized losses on investments	—	—	—	0.01
Adjustment for net unrealized losses on investments	0.10	—	0.08	—
Fair value of warrants issued	—	—	—	—
Adjustment for foreign exchange gains	(0.03)	(0.01)	(0.06)	(0.01)

Operating income per share — diluted	$1.24	$0.50	$2.13	$0.76

Weighted average number of common shares and common share equivalents — diluted	60,647,354	58,591,802	60,431,373	58,550,661

Operating income	$75,172	$29,349	$128,842	$44,494

Average shareholders’ equity	1,287,582	1,028,267	1,255,895	1,004,508

Annualized operating return on average equity	23.4%	11.4%	20.5%	8.9%

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Diluted Book Value Per Share
As at June 30, 2007 and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	At June 30, 2007
	Equity		Exercise	Book value
	amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,323,948	58,482,600		$22.64

Diluted book value per common share
Total shareholders’ equity	$1,323,948	58,482,600
Assumed exercise of outstanding warrants	147,968	8,455,320	$17.50
Assumed exercise of outstanding options	46,453	2,637,344	$17.61
Unvested restricted shares	—	753,496

Diluted book value per common share	$1,518,369	70,328,760		$21.59

	At December 31, 2006
	Equity		Exercise	Book value
	amount	Shares	Price	per share
Book value per common share
Total shareholders’ equity	$1,192,523	58,482,601		$20.39

Diluted book value per common share
Total shareholders’ equity	$1,192,523	58,482,601
Assumed exercise of outstanding warrants	147,968	8,455,320	$17.50
Assumed exercise of outstanding options	45,046	2,568,894	$17.54
Unvested restricted shares	—	733,964

Diluted book value per common share	$1,385,537	70,240,779		$19.73

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Talbot Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2007 (unaudited) and December 31, 2006
(expressed in thousands of U.S. dollars, except share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)
Assets
Fixed maturities, at fair value	$188,067	$524,483
Short-term investments, at fair value	366,523	28,446
Cash and cash equivalents	353,705	278,231

Total cash and investments	908,295	831,160

Receivables	84,005	46,065
Accrued premium income	168,346	140,440
Deferred acquisition costs	70,029	55,841
Prepaid reinsurance premiums	51,525	9,178
Reinsurance recoverable on paid and unpaid losses	191,704	228,124
Accrued investment income	7,692	7,717
Current taxes recoverable	741	275
Other assets	27,884	13,509

Total assets	$1,510,221	$1,332,309

Liabilities
Unearned premiums	$355,131	$281,928
Reserve for losses and loss expenses	755,117	711,014
Reinsurance balances payables	80,108	59,127
Current taxation	(4,996)	1,735
Deferred taxation	17,846	14,704
Accounts payable and accrued expenses	68,072	76,552

Total liabilities	1,271,278	1,145,060

Preference shares	80,767	79,128

Shareholders’ equity
Ordinary shares	115	100
Additional paid-in capital	17,219	5,065
Treasury shares	—	(613)
Accumulated other comprehensive loss	(349)	(681)
Retained earnings	141,191	104,250

Total shareholders’ equity	158,176	108,121

Total liabilities and shareholder’ equity	$1,510,221	$1,332,309

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Talbot Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income
For the three months and six months ended June 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended	Six months ended
	June 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)
Revenues
Gross premiums written	$202,381	$401,186
Reinsurance premiums ceded	(5,860)	(96,927)

Net premiums written	196,521	304,259
Change in unearned premiums	(50,890)	(27,853)

Net premiums earned	145,631	276,406
Net investment income	10,178	19,881
Net realized gains (losses) on investments	92	(1,230)
Other income	1,222	2,165
Foreign exchange gains	1,351	1,183

Total revenues	158,474	298,405

Expenses
Losses and loss expense	76,257	144,842
Policy acquisition costs	31,418	61,465
General and administrative expenses	28,102	49,293
Finance expenses	19	184

Total expenses	135,796	255,784

Net income before taxes	22,678	42,621

Income tax charge	(189)	(1,194)

Net income after tax	$22,489	$41,427

Comprehensive income
Foreign currency translation adjustment	(86)	29
Unrealized losses arising during the period	(276)	(322)
Adjustment for reclassification of gains realized in income	29	625

Comprehensive income	$22,156	$41,759

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm

Talbot Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Operating Income
For the three months and six months ended June 30, 2007
(expressed in thousands of U.S. dollars, except share amounts)

	Three months ended	Six months ended
	June 30, 2007	June 30, 2007
	(Unaudited)	(Unaudited)
Net income	$22,489	$41,427

Adjustment for net realized (gains) losses on investments	(92)	1,230
Adjustment for foreign exchange gains	(1,351)	(1,183)

Operating income	$21,046	$41,474

Validus Holdings Limited, 19 Par-la-Ville Road, Hamilton, Bermuda HM11
Tel: 441.278.9000 Fax: 441.278.9090
www.validusre.bm